UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2010

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2010, Biolase Technology, Inc. (the "Company") and certain subsidiaries of the Company, as guarantors under that certain Loan and Security Agreement (the "Loan Agreement"), dated May 27, 2010, by and among the Company, MidCap Financial LLC ("MidCap"), and Silicon Valley Bank ("SVB," and together with MidCap, the "Lenders") entered into a forbearance agreement (the "Forbearance Agreement"). Based on the terms of the Forbearance Agreement, the Lenders agreed to, among other things, forbear from taking any action to enforce certain of their rights or remedies under the Loan Agreement with respect to the Company’s non-compliance with a minimum EBITDA financial covenant. The Forbearance Agreement is effective until the earliest of (a) August 31, 2010, and (b) the occurrence of certain other events as described in the Forbearance Agreement. The Forbearance Agreement contains covenants by the Company regarding, among other things, supplemental financial reporting, cooperation with the Lenders, and additional disclosures and notices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

August 20, 2010	By:	/s/ David M. Mulder

Name: David M. Mulder
Title: Chairman, CEO and President